PROMISSORY NOTE
                       Crown Group, Inc. and Chadco, Inc.
                          (Hereinafter called "Lender")

Dallas County, Texas                                            December 1, 1999
                                                                     $797,040.83

    FOR VALUE RECEIVED, the undersigned promises to pay to Crown Group, Inc. and Chadco, Inc., or order, the principal sum of Seven Hundred and Ninety Seven Thousand Forty and 83/100 Dollars ($791,040.83) with interest from date at the rate set forth below on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America at 4040 North McArthur Boulevard, Suite 100, Irving, Texas 75038, or at such place as may hereafter be designated by written notice from the holder to the maker hereof. The undersigned also agrees to comply with all of the following provisions of this Note.

    (1) Principal and interest payments of Sixteen Thousand Seven Hundred Thirty Eight And 51/100 Dollars ($16,738.51) shall be paid monthly, commencing on January 1, 2000, and continuing on the first day of each consecutive month thereafter. The entire principal balance plus accrued interest will become due and payable in full on December 1, 2004.

    (2) Interest shall accrue at the rate of consensus New York Prime plus 1% adjusted on March 1, June 1, September 1 and December 1 during each year for the term of this Note. Interest shall be calculated on the basis of a 365 day year for the entire term of this Note.

    (3) If any installment of principal, interest, or any portion thereof is not paid within fifteen (15) days from the date said installment shall be due, a late payment charge of five cents (.05) per dollar on any amount so overdue may be charged by Lender for the purpose of defraying the expense of handling such delinquent payments. The collection of such late charges shall in no way limit the right of Lender to exercise its right to indicate a default hereunder in accordance with the terms and conditions set forth herein.

    (4)  This Note with interest is not secured.

    (5) If default be made in the payment of any of the sums or interest mentioned herein, or if of all or any portion of the two parcels of real property owned by Home Stay Lodge I, Ltd. are sold or conveyed by Home Stay Lodge I, Ltd. to an entity that is not affiliated with or related to Home Stay Lodge I, Ltd., then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Lender shall provide at least 15 days' written notice to maker of any default hereunder prior to proceeding with any legal action hereunder.

    (6) No waiver by Lender or other holder of this note of any default shall operate as a waiver of any other default or the same default on a future occasion. No modification that may be granted or consented to by the Lender with regard to the time of payment or with respect to any other provisions of this Note or any delay or omission on the part of Lender in enforcing the terms hereof shall operate as a waiver, or otherwise affect, its right to enforce the terms hereof or to avail itself of any remedy with respect hereto.

    (7) This Note may not be changed, modified or discharged, in whole or in part, and no right or remedy of the Lender hereunder or under any other agreement may be waived except by written agreement signed by the Lender effective only in the specific instance for which given. The terms and
provisions  of  this  Note  shall  survive  the  payment,  renewal,   extension,
cancellation or surrender of this Note.
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    (8)  Each person liable  hereon  whether  maker or endorser,  hereby  waives presentment, protest, notice (except as aforesaid), notice of protest and notice of dishonor and agrees to pay all costs, including reasonable attorneys fees, whether suit be brought or not, if, after maturity of this Note or default hereunder, counsel shall be employed to collect this Note.

    (9) This Note has been delivered in the State of Texas, but shall be construed in accordance with the laws of the State of Florida. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. Venue for any legal proceeding related to the enforcement of this Note or otherwise shall be in state court in Escambia County, Florida.

    (10) In no event shall interest hereon ever be charged, paid, collected or received at a rate in excess of the maximum non-usurious rate from time to time permitted by applicable Federal or Florida law, whichever shall permit the higher lawful rate (the "Highest Lawful Rate"). If the interest rate provided for elsewhere herein (the "Stated Rate") at any time would exceed the Highest Lawful Rate but for the limitation contained herein, the actual rate of interest to accrue on the unpaid amount of this Note shall be limited to the Highest Lawful Rate.

    If for any reason whatsoever, the interest paid on this Note shall exceed the Highest Lawful Rate, the owner or holder of this Note shall refund to the Maker or, at the option of such holder, credit on the principal hereof such portion of said interest as may be necessary to cause the interest paid on this Note to equal the Highest Lawful Rate. All sums paid or agreed to be paid to the holder or holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of this Note.

    (11) Whenever used herein the terms "holder," "maker and "payee" shall be construed in the singular or plural as the context may require or admit.

    SIGNED, SEALED, and DELIVERED by the undersigned on the date first above written, who also acknowledge that the loan evidenced herewith is for commercial purposes only and not for personal, family or household purposes.


THIS NOTE MAYBE PREPAID IN FULL,
OR IN PART, WITHOUT PENALTY.


                                       EFFICIENCY LODGE, INC.


                                       By  /s/ W. Ray Barnes
                                          Its ________ President